Exhibit 10(t)

ENERGEN CORPORATION STOCK INCENTIVE PLAN
PERFORMANCE SHARE AWARD
Dated as of _________,______

An Award of Performance Shares is hereby granted to the below named Participant. This Award is granted under the Energen Corporation Stock Incentive Plan (“the Plan”), dated November 25, 1997, as amended, and is subject in all respects to the terms and provisions of the Plan which is incorporated herein by reference. Without limiting the generality of the foregoing, this Award is subject to the transferability restrictions and forfeiture provisions set forth in the Plan. Words defined in the Plan and used in this Agreement shall have the meanings set forth in the Plan. The attributes of this Award are as follows:

1)	Participant: «Name»

2)	Number of Performance Shares: «Shares»

3)	Grant Date: ______________

4)	Award Period: ____________, ____ to __________, ____.

5)	Performance Conditions: The Award is subject to the following Performance Conditions:

6)	Additional terms and conditions: [None / specified additional conditions].

ENERGEN CORPORATION

By

Its

The Participant hereby accepts this Performance Share Award and agrees to accept as binding, conclusive, and final all decisions and interpretations of the Committee and/or the Board, upon any questions arising under the Plan.

Participant - «Name»